UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (October 7, 2025)

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40431	83-2415215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Sierra Point Parkway, Suite 200

Brisbane, California

(Address of principal executive offices)

94005

(Zip Code)

Registrant’s telephone number, including area code: (650) 484-0899

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAWN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2025, upon the recommendation of the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Day One Biopharmaceuticals, Inc. (the “Company”), the Board approved an option repricing (the “Repricing”) of the outstanding stock options held by certain then-current directors and employees, including the Company’s named executive officers (“Eligible Participants”), to be effective on the second full business day following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Effective Date”). As permitted under the terms of the Company’s equity plans, the exercise price of each outstanding stock option with an exercise price per share of $8.00 or greater held by the directors and employees providing services as of the Effective Date will be reduced to an amount equal to the closing price of the Company’s common stock on the Effective Date (the “New Exercise Price”). The Board approved the Repricing upon the recommendation of the Compensation Committee, after careful consideration of various alternatives and a review of other applicable factors with the advice of the Company’s independent compensation consultant and outside legal counsel. Moreover, the Board and Compensation Committee approved the Repricing in order to retain and motivate key contributors of the Company without incurring dilution resulting from significant additional equity grants to the Company’s employees or significant additional cash expenditures resulting from cash compensation.

In order to exercise the repriced options at the New Exercise Price, Eligible Participants are required to remain in service with the Company through the Retention Period (as defined herein). The “Retention Period” begins on the Effective Date and ends on the earlier of (i) the one-year anniversary of the Effective Date; or (ii) a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan). However, if the Retention Period is not satisfied the Eligible Participant will be required to pay to the Company an additional amount equal to the difference between the New Exercise Price and the prior exercise price of the corresponding option upon exercise of the option; provided that the additional premium payment will not be required if the Eligible Participant’s service to the Company is terminated by reason of death or Disability (as defined in the Company’s 2021 Equity Incentive Plan).

The Company’s named executive officers hold the following aggregate number of repriced options: Jeremy Bender, Ph.D., M.B.A., President and Chief Executive Officer: 2,676,134 repriced options, with original exercise prices ranging from $11.87 to $23.41; Charles York, M.B.A., Chief Operating Officer and Chief Financial Officer: 1,088,667 repriced options, with original exercise prices ranging from $11.87 to $23.41; and Adam Dubow, General Counsel, Chief Compliance Officer and Secretary: 270,000 repriced options, with original exercise prices ranging from $11.87 to $23.41. In addition, Mr. Dubow held an inducement grant with an exercise price of $21.14 which was not eligible for the Repricing and the Compensation Committee approved a stock option of 309,000 shares which will be granted on the Effective Date with an exercise equal to the New Exercise price for the Repricing in order to align Mr. Dubow’s incentives with the rest of the executive officer and employees of the Company. The new stock option will vest and become exercisable on the one-year anniversary of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAY ONE BIOPHARMACEUTICALS, INC.

Date: October 10, 2025	By:	/s/ Charles N. York II, M.B.A.
Charles N. York II, M.B.A.
Chief Operating Officer and Chief Financial Officer